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                                                                   EXHIBIT 23.28


                             FUTRO & TRAUERNICHT LLC
                         Attorneys and Counselors at Law

                                   ALAMO PLAZA
                      1401 SEVENTEENTH STREET - 11TH FLOOR
                             DENVER, COLORADO 80202

                            TELEPHONE (303) 295-3360
                            FACSIMILE (303) 295-1563
                             futrofirm@futrofirm.com
                                                                 WITH OFFICES IN
                                                                   LOS ANGELES




                               CONSENT OF COUNSEL

         We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of TeleServices Internet Group Inc. on Form S-8 of our opinion dated March 14, 2000 which opinion is included in the Company's initial registration statement, SEC File No. 333-32548, filed with the Securities and Exchange Commission on March 15, 2000.



                                           FUTRO & TRAUERNICHT LLC

                                           By: /s/ Peter G. Futro
                                              ----------------------------------
                                               Peter G. Futro


Denver, Colorado
July 7, 2000